Securities and Asset Purchase Agreement

by and among

EnerJex Resources, Inc.

a Nevada corporation

("Company")

James D. Loeffelbein

("Member")

and

Enutroff, LLC

a Nevada limited liability company

("Enutroff")

Effective as of November 30, 2012

SECURITIES AND ASSET PURCHASE AGREEMENT

THIS SECURITIES AND ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into, effective as of November 30, 2012 (the "Effective Date"), by and among EnerJex Resources, Inc., a Nevada corporation ("Company"), James D. Loeffelbein ("Member"), and Enutroff, LLC, a Nevada limited liability company ("Enutroff", together with Member, the “Stockholder”, and, together with the Company and Member, individually a "Party" and collectively the "Parties"), with reference to the following facts:

RECITALS:

A.           Member is the manager and a principal member of Enutroff, and Stockholder is the owner of certain shares of the common capital stock of the Company (the "Common Stock").

B.           The Parties previously executed:

(i)          That certain Modification Agreement dated effective as of August 31, 2012 (the "Modification Agreement"), pursuant to which, inter alia, the Company acknowledged its conveyance to Enutroff of title to certain “Previously Conveyed Interests”, including overriding royalty interests in such Previously Conveyed Interests, and agreed to convey to Enutroff title to certain "Subsequent Interests," as such terms are defined in that Modification Agreement, including overriding royalty interests in such Subsequent Interests (those overriding royalty interests in the Previously Conveyed Interests and/or the Subsequent Interests, the "Overriding Interests"); and

(ii)         That certain Share Option Agreement dated effective as of August 31, 2012 (the "Option Agreement"), pursuant to which (A) Enutroff granted to the Company an option to purchase up to 2,000,000 shares of Common Stock (the "Option Shares") at a price of $0.45 per share (the "Option"), and (B) in consideration of the grant of that Option, the Company agreed to pay to Stockholder an "Option Fee Amount" of $151,000 due on January 1, 2013.

C.           In addition to the Option Shares, Stockholder is the owner of an additional 1,500,000 shares of Common Stock of the Company (the "Additional Shares") evidenced by Certificates Nos. 23530, 23558, 23560, 23561, 23562, 23563 (the "Additional Shares Stock Certificates").

D.           The Company has not yet conveyed to Member or Enutroff, of record, title to the Subsequent Interests.

E.           In addition to such Previously Conveyed Interests and the Subsequent Interests:

(i)          Enutroff is the owner of a five percent (5.0%) working interest (the "Mauslein Working Interest") in the so-called "Mauslein Lease" of that certain parcel of real property consisting of approximately 160 acres and described as the southeast quarter of Section 26, Township 22 South, Range 21 East (the "Mauslein Lease"); and

(ii)         Enutroff is the owner of a nine percent (9.0%) working interest (the "Wakefield Working Interest") in the so-called "Wakefield Lease" of that certain parcel of real property consisting of approximately 320 acres and described as the south half of Section 9, Township 16 South, Range 21 East (the "Wakefield Lease");

(iii)        Enutroff and/or Member have the right, under certain circumstances, to participate in a working interest and receive an overriding royalty interest in the Roseberry, Gilchrist, Chase, Blevins, J Jimball, GW Kimball, and Register leases, as further described in Section 2.1 of Exhibit B and Schedule 3 to the Modification Agreement (such working interests and overriding royalty interests in those leases, the "Participation Rights").

F.           Enutroff is indebted to EnerJex Kansas, Inc., a Nevada corporation that is a wholly-owned subsidiary of the Company ("EnerJex Kansas"), for its allocable share of joint interest billings that are due with respect to costs incurred in the months of October 2012 and November 2012, for which Enutroff owes the sum of $53,035 (such amount, the "JIB Account Payable").

G.           The Parties have agreed to execute this Agreement in order to memorialize the terms and conditions on which (i) the Company shall exercise the Option and purchase the Option Shares, (ii) Enutroff and Member shall agree to impose a lock-up restriction on the Additional Shares for the period commencing on the Effective Date hereof and ending on December 31, 2013, (iii) the Company shall purchase Enutroff's interest in the Previously Conveyed Interests and the Subsequent Interests (other than the Overriding Interests therein), (iv) the Company shall convey to Enutroff the Overriding Interests in such Subsequent Interests; (v) Enutroff shall pay the JIB Account Payable; (vi) the Company shall purchase from Enutroff all of Enutroff's Mauslein Working Interest and all of Enutroff's Wakefield Working Interest; and (vii) the Company shall purchase all rights of Member and/or Enutroff in and to the Participation Rights.

AGREEMENTS:

NOW, THEREFORE, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.          PURCHASE AND SALE OF OPTION SHARES AND ASSETS. On the terms and subject to the conditions set forth in this Agreement:

1.1           Option Shares. The Company hereby exercises the Option and agrees to purchase the Option Shares, and Enutroff agrees to sell and assign the Option Shares to the Company;

1.2           Previously Conveyed Interests and Subsequent Interests. Member and Enutroff agree (a) to sell and convey to the Company, and the Company agrees to acquire from Enutroff, title to the Previously Conveyed Interests, and (b) relinquish all right, title, and interest in and to the Subsequent Interests (other than the Overriding Interests therein) and waive any requirement that the Company convey to Member or Enutroff title to any of the Subsequent Interests; and

1.3           Mauslein and Wakefield Working Interests. Enutroff agrees to sell and convey to the Company, and the Company shall purchase and acquire from Enutroff, all right, title and interest of Enutroff in and to the Mauslein Working Interest and the Wakefield Working Interest.

2.          Consideration TO MEMBER AND ENUTROFF. In consideration of the sale and assignment and conveyance of the Option Shares and other assets described in Section 1, above, at the "Closing" being held concurrently herewith, the Company shall:

2.1           Cash Consideration. Deliver to Enutroff and Member (to be shared between them as they determine), by wire transfer of immediately available funds in accordance with the wiring instructions attached hereto as Exhibit A, the aggregate sum of $323,035 (the "Cash Closing Payment"), which amount the Parties acknowledge and agree includes the $151,000 Option Fee Amount described in the Option Agreement; and

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2.2           Note. Execute and deliver to Enutroff an Unsecured Promissory Note in the form attached hereto as Exhibit B (the "Note").

3.          REPRESENTATIONS AND WARRANTIES OF PARTIES

3.1           Member and Enutroff. Member and Enutroff jointly and severally represents and warrants to the Company that:

(a)          Authorization.  Enutroff has the requisite limited liability company power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. The execution and delivery by Enutroff of this Agreement and the performance by it of the transactions contemplated hereby to be performed by it have been duly authorized by all necessary limited liability company action on the part of Enutroff. This Agreement has been duly executed and delivered by Enutroff and, assuming the due execution and delivery of this Agreement by the Purchasers constitutes a valid and binding obligation of Enutroff enforceable against Enutroff in accordance with its terms.

(b)          Consents and Approvals.  No consent, approval, waiver, order, or authorization of, or registration, declaration, or filing with, or notice to, any federal, state, or foreign governmental agency, authority, or body or any instrumentality or political subdivision thereof is required to be obtained or made by Enutroff in connection with the execution and delivery of this Agreement by Enutroff, the performance by Enutroff of the transactions contemplated hereby to be performed by it, or the consummation of the transactions contemplated hereby.

(c)          Title to Shares.

(i)          Option Shares. Enutroff is the sole record and beneficial owner of the Option Shares, which are evidenced by Stock Certificate No(s). 23531, 23532, 23533, and 23534 (the "Option Share Stock Certificate(s)"), and has good and marketable title to the Option Shares, free and clear of all liens, claims, and encumbrances of every type or kind whatsoever (collectively, "Encumbrances"), other than (A) the rights of the Company under the Option Agreement, and (B) restrictions on transfer imposed by applicable securities laws. At the Closing hereunder the Company shall acquire title to the Option Shares, free and clear of all Encumbrances whatsoever.

(ii)         Additional Shares. Enutroff is the sole record and beneficial owner of 1,100,000 of the Additional Shares, which are evidenced by Stock Certificate No(s). 23530 and 23558, and Member is the sole record and beneficial owner of 400,000 of the Additional Shares, which are evidenced by Stock Certificate No(s). 23560, 23561, 23562, and 23563, and each such party has good and marketable title to the shares evidenced by such respective certificates, in each case free and clear of all Encumbrances, other than (A) the rights of the Company under this Agreement, and (B) restrictions on transfer imposed by applicable securities laws.

(iii)        Stock Certificate Numbers. The stock certificate numbers for the Option Share Stock Certificates and the Additional Share Stock Certificates, and the numbers of shares respectively represented by those share certificates as set forth in this Agreement, are true, accurate and complete, and in the event of any error therein, Enutroff and Member immediately shall correct such error and tender or restrict, as applicable under this Agreement, the correct share certificate for the respective number of Option Shares or Additional Shares respectively affected by such error.

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(d)          Title to Interests.

(i)          Previously Conveyed Interests and the Subsequent Interests. Enutroff is the sole beneficial owner of the Previously Conveyed Interests and the Subsequent Interests, and has good and marketable title thereto, free and clear of all liens, claims, and encumbrances of every type or kind whatsoever, other than the rights of the Company under this Agreement, provided that the Parties acknowledge and agree that the Company has not yet executed an assignment conveying to Member record title to such Subsequent Interests.

(ii)         Mauslein Working Interest. Enutroff is the sole record and beneficial owner of the Mauslein Working Interest, free and clear of all Encumbrances whatsoever, other than the rights of the Company under this Agreement. To the best of Enutroff’s knowledge, the Mauslein Lease is in full force and effect. All taxes with respect to the Mauslein Working Interest for all periods prior to the Effective Date of this Agreement have been paid in full. To the extent that it is hereafter determined that any such taxes have not been paid (including but not limited to all taxes attributable to all periods prior to the Effective Date of this Agreement that are not yet due and payable), Enutroff shall pay or reimburse the Company for (or the Company shall withhold from any payment coming due under the Note the amount of) such taxes upon written demand therefor. Neither Enutroff nor, to the knowledge of Member and Enutroff, the lessor under the Mauslein Lease, is in default of its respective obligations under any such Mauslein Lease, and to the knowledge of Member and Enutroff there do not exist any circumstances that, with the delivery of notice or passage of time, would constitute a default by any such Person under the Mauslein Lease. At the Closing hereunder, the Company shall acquire title to such Mauslein Working Interest, free and clear of all Encumbrances.

(iii)        Wakefield Working Interest. Enutroff is the sole record and beneficial owner of the Wakefield Working Interest, free and clear of all Encumbrances whatsoever, other than the rights of the Company under this Agreement. To the best of Enutroff’s knowledge, the Wakefield Lease is in full force and effect. All taxes with respect to the Wakefield Working Interest for all periods prior to the Effective Date of this Agreement have been paid in full. To the extent that it is hereafter determined that any such taxes have not been paid (including but not limited to all taxes attributable to all periods prior to the Effective Date of this Agreement that are not yet due and payable), Enutroff shall pay or reimburse the Company for (or the Company shall withhold from any payment coming due under the Note the amount of) such taxes upon written demand therefor. Neither Enutroff nor, to the knowledge of Member and Enutroff, the lessor under the Wakefield Lease, is in default of its respective obligations under any such Wakefield Lease, and to the knowledge of Member and Enutroff there do not exist any circumstances that, with the delivery of notice or passage of time, would constitute a default by any such Person under the Wakefield Lease. At the Closing hereunder, the Company shall acquire title to such Wakefield Working Interest, free and clear of all Encumbrances.

(iv)        Participation Rights. Member and/or Enutroff are the record and beneficial owners of the Participation Rights, free and clear of all Encumbrances whatsoever, other than the rights of the Company under this Agreement. At the Closing hereunder, the Company shall acquire title to such Participation Rights, free and clear of all Encumbrances.

(e)          Enutroff Authority. Enutroff has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder without the consent of any other Person. The execution and delivery of this Agreement by Enutroff have been approved by the Managers of Enutroff and this Agreement has been duly executed by Enutroff. This Agreement constitutes the legal, valid and binding obligation of Enutroff, enforceable against Enutroff in accordance with its terms, except to the extent that such enforceability may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, or (ii) limited by equitable principles.

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(f)          Member Authority. Enutroff has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder without the consent of any other Person. The execution and delivery of this Agreement by Enutroff have been approved by the Managers of Enutroff and this Agreement has been duly executed by Enutroff. This Agreement constitutes the legal, valid and binding obligation of Enutroff, enforceable against Enutroff in accordance with its terms, except to the extent that such enforceability may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, or (ii) limited by equitable principles.

(g)          No Conflict. Neither the execution and delivery of this Agreement by Member and Enutroff, nor the consummation or performance by Member and Enutroff of its respective obligations hereunder will, directly or indirectly (with or without notice or lapse of time), (i) breach any provision of any of the certificate of formation or operating agreement of Enutroff, (ii) breach, or give any governmental body or other Person the right to challenge the sale of the Option Shares and other assets to the Company hereunder or to exercise any remedy or obtain any relief under, any material legal requirement or any order to which Member or Enutroff may be subject, or (iii) result in the imposition or creation of any encumbrance on or with respect to any of the Option Shares or other assets being purchased and sold hereunder.

(h)          Brokers and Finders. Neither Member nor Enutroff has engaged, and neither such Party is obligated to pay any commissions to, any broker, finder, or other agent in connection with the sale of the Shares to Company hereunder. Enutroff shall indemnify, defend, and hold Company free and harmless from and against all claims, costs, damages, and expenses arising from or relating to any breach by Enutroff of its representation and warranty under this Section 3.1(h).

3.2           Company. Company represents and warrants to Enutroff and Member that:

(a)          Company Authority. Company has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder without the consent of any other Person. The execution and delivery of this Agreement by Company have been approved by the Board of Directors of Company, and this Agreement has been duly executed by Company. This Agreement constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that such enforceability may be (i) subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, or (ii) limited by equitable principles.

(b)          No Conflict. Neither the execution and delivery of this Agreement by Company nor the consummation or performance by Company of its obligations hereunder will, directly or indirectly (with or without notice or lapse of time), (i) breach any provision of any of the articles of incorporation or bylaws of the Company, (ii) breach, or give any governmental body or other Person the right to challenge the sale of the Shares to Company hereunder or to exercise any remedy or obtain any relief under, any material legal requirement or any order to which Company may be subject, or (iii) result in the imposition or creation of any encumbrance on or with respect to any of the Shares.

(c)          Brokers and Finders. Company has not engaged, and is not obligated to pay any commissions to, any broker, finder, or other agent in connection with the sale of the Shares to Company hereunder. Company shall indemnify, defend, and hold Enutroff and Member free and harmless from and against all claims, costs, damages, and expenses arising from or relating to any breach by Company of its representation and warranty under this Section 3.2(c).

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3.3           Survival. The representations and warranties of the Parties under this Agreement shall survive the purchase and sale of the Shares and the Closing of the transactions contemplated by this Agreement for a period of one (1) year.

4.          CLOSING. The closing of the purchase, sale, and conveyance of the Option Shares and other assets hereunder shall be held at 10:00 a.m., Pacific time, on the Effective Date hereof, at the offices of Reicker, Pfau, Pyle & McRoy LLP, 1421 State Street, Suite B, Santa Barbara, California 93101, or by electronic, facsimile, or overnight delivery of counterpart copies of the Parties' documentary closing deliveries.

4.1           Deliveries by Company. At the Closing, the Company shall:

(a)          Cash Closing Payment. Cause the Cash Closing Payment to be paid to Enutroff and Member (to be shared between them as they determine) by wire transfer of immediately available funds in accordance with the wiring instructions attached hereto at Exhibit A; and

(b)          Note. Execute and deliver the Note in the form attached hereto as Exhibit B.

4.2           Deliveries by Member and Enutroff. At the Closing:

(a)          Enutroff shall cause the JIB Account Payable to be paid to Company by wire transfer of immediately available funds in accordance with the wiring instructions attached hereto at Exhibit C.

(b)          Enutroff shall execute and deliver a Stock Assignment Separate from Certificate in the form attached hereto as Exhibit D, transferring the Option Shares to the Company.

(c)          Enutroff shall deliver to the Company the original Option Share Stock Certificates evidencing the Option Shares.

(d)          Member shall execute and deliver to the Company an Assignment in the form attached hereto as Exhibit E-1, conveying to the Company all right, title and interest in and to the Previously Conveyed Interests.

(e)          Member and Enutroff shall execute and deliver to the Company a Quitclaim Assignment in the form attached hereto as Exhibit E-2, conveying to the Company all right, title and interest in and to the Subsequent Interests.

(f)          Enutroff shall execute and deliver to the Company an Assignment in the form attached hereto as Exhibit F, conveying to the Company all right, title and interest in and to the Mauslein Working Interest.

(g)          Enutroff shall execute and deliver to the Company an Assignment in the form attached hereto as Exhibit G, conveying to the Company all right, title and interest in and to the Wakefield Working Interest.

(h)          Member and Enutroff shall execute and deliver to the Company an Assignment in the form attached hereto as Exhibit H, conveying to the Company all right, title and interest in and to the Participation Rights.

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5.          Additional Agreements of Parties. The Parties further acknowledge and agree as follows:

5.1           Discharge and Waiver of Claims under Modification Agreement. Member and Enutroff hereby:

(a)          Full Performance. Acknowledge and agree that the Company has fully performed all of its duties and obligations under the Modification Agreement and has no further duties or obligations to Member or Enutroff thereunder; and

(b)          Release of Claims. Release and discharge the Company and its officers, directors, stockholders, and the agents, successors and assigns of each of the foregoing (collectively, the "Company Released Parties"), from any and all claims, costs, damages, expenses, liabilities, obligations and causes of action, whether known or unknown, of every type and kind whatsoever, which Member or Enutroff has or may hereafter learn of against any or all of the Company Released Parties, arising under or in connection with the Modification Agreement, including but not limited to any claim that Member or Enutroff may have for any overriding royalty interest in any mineral rights or other lease that the Company hereafter may enter into or in which the Company hereafter may acquire an interest. For the avoidance of doubt, this Section 5.1(a) is intended and shall be construed as a general release by Member and Enutroff of all claims that Member or Enutroff may have or may assert against any of the Company Released Parties under or in connection with the Modification Agreement.

5.2           Discharge and Waiver of Claims under Modification Agreement. Company hereby:

(a)          Full Performance. Acknowledges and agrees that Enutroff and Member have fully performed all of their respective duties and obligations under the Modification Agreement and have no further duties or obligations to Company thereunder; and

(b)          Release of Claims. Releases and discharges Member, Enutroff and its members, and the agents, successors and assigns of each of the foregoing (collectively, the "Enutroff Released Parties"), from any and all claims, costs, damages, expenses, liabilities, obligations and causes of action, whether known or unknown, of every type and kind whatsoever, which Company has or may hereafter learn of against any or all of the Enutroff Released Parties, arising under or in connection with the Modification Agreement. For the avoidance of doubt, this Section 5.2(b) is intended and shall be construed as a general release by Company of all claims that Company may have or may assert against any of the Enutroff Released Parties under or in connection with the Modification Agreement.

5.3           Indemnities.

(a)          By Member and Enutroff. Member and Enutroff jointly and severally shall indemnify, defend, and hold the Company free and harmless from and against all claims, costs, damages, and expenses arising from or relating to any breach by Member or Enutroff of any of their representations, warranties and covenants set forth in this Agreement or any agreement, instrument, or other document delivered by either such Party under or pursuant hereto.

(b)          By Company. The Company shall indemnify, defend, and hold Member and Enutroff free and harmless from and against all claims, costs, damages, and expenses arising from or relating to any breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any agreement, instrument, or other document delivered by the Company under or pursuant hereto.

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5.4           Lock-up of Additional Shares.

(a)          Lock-up. As further consideration for the covenants and agreements of the Company under this Agreement, Enutroff and Member hereby agree, subject to certain default provisions in the Note, that during the period commencing on the Effective Date hereof and expiring at 11:59 p.m., Central Time on December 31, 2013 (the "Lock-up Period"), Enutroff and Member will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any of the Additional Shares or enter into any Hedging Transaction (as defined below) relating to the Additional Shares (each of the foregoing is referred to as a “Disposition”). The foregoing restriction is expressly intended to preclude the undersigned from engaging, inter alia, in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. For purposes of the foregoing, the term “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock.

(b)          Remedies.

(i)          Stop Transfer Instructions. Enutroff and Member acknowledge and agree that the Company will , and agree that Enutroff and Member will (with respect to any of the Additional Shares for which Enutroff or Member is the record holder), cause the transfer agent for the Company during the period beginning on March 31, 2013 (or such sooner date as communicated in writing by Enutroff or Member to the Company) and ending on December 31, 2013, (A) to note stop transfer instructions with respect to such securities on the transfer books and records of the Company, and (B) to refuse to register the transfer of the Additional Shares on the transfer books and records of the Company, except with the prior written consent of the Company (which consent may be withheld in the sole and absolute discretion of the Company). Enutroff and Member further agree that with respect to any of the Additional Shares for which either of them is the beneficial holder but not the record holder, such party shall cause the record holder of such securities to deliver to the transfer agent for the Company stop transfer instructions with respect to such securities on the transfer books and records of the Company.

(ii)          Injunctive or other Equitable Relief. Member and Enutroff (A) acknowledges that any violation of the provisions of this Section 5.4 by Member or Enutroff may cause the Company immediate and irreparable damage for which the Company cannot be adequately compensated by monetary damages, (B) therefore agrees that in the event of any such breach, the Company shall be entitled to such preliminary or other injunctive relief, an order for specific performance, and any other equitable relief that a court may determine to be appropriate, and (C) further agrees that such equitable relief shall be in addition to any damages or other remedies otherwise available to the Company under this Agreement or applicable law by reason of such breach by Member or Enutroff breach.

(c)          Acknowledgement by Stockholder. Stockholder acknowledges and agrees that the covenants and agreements of Stockholder under this Section 5.4 are a material part of the consideration that the Company has bargained to receive under this Agreement, without which the Company would not have entered into this Agreement.

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5.5           Affirmation of Prior Agreements. Member hereby (a) acknowledges that Member and the Company previously executed that certain Nondisclosure Agreement dated effective as of August 31, 2012, in the form attached at Exhibit A to the Modification Agreement (the "Nondisclosure Agreement"), and that certain "Noncompetition and Nonsolicitation Agreement dated effective August 31, 2012, in the form attached at Exhibit B to the Modification Agreement (the "Noncompetition Agreement" and, together with the Nondisclosure Agreement, the "Prior Agreements"), and (b) agrees that the Prior Agreements remain in full force and effect and that Member continues to be subject to the terms of such Prior Agreements notwithstanding the closing of the transactions contemplated by and other terms of this Agreement.

6.          Miscellaneous

6.1           Notices. All notices permitted or required by this Agreement shall be in writing, and shall be deemed to have been delivered and received (a) when Personally delivered, (b) on the third (3rd) business day after the date on which deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, (c) on the date on which transmitted by facsimile, email, or other electronic means producing a tangible receipt evidencing a successful transmission, or (d) on the next business day after the day on which deposited with a regulated public carrier (e.g., Federal Express), freight prepaid, addressed to the Party for whom intended at the address set forth on the signature page of this Agreement, or such other address, facsimile number or email address, notice of which has been delivered in a manner permitted by this Section 6.1.

6.2           Further Assurances. Each Party agrees, upon the request of the other Party, to make, execute, and deliver such additional documents, and to take such additional actions, as may be reasonably necessary to effectuate the purposes of this Agreement.

6.3           Complete Agreement; Amendments. This Agreement and the Exhibits attached hereto, (a) contain the entire agreement and understanding between the Parties and supersede all prior and contemporaneous agreements and understandings, whether oral or written, concerning the subject matter hereof, and (b) shall not be modified or amended, except by a written instrument executed after the Effective Date hereof by the Party sought to be charged with such amendment or modification.

6.4           Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall be one and the same instrument, binding on each signatory. A copy of this Agreement that is executed by a Party and transmitted by that Party to the other Party by facsimile or email shall be binding on the signatory to the same extent as a copy hereof containing the signatory's original signature.

6.5           Attorneys' Fees. If any action is commenced to construe this Agreement or to enforce any of the rights and duties created herein, then the Party prevailing in that action shall be entitled to recover its reasonable costs and attorneys' fees in that action, as well as all reasonable costs and fees of enforcing any judgment entered therein.

6.6           Governing Law; Consent to Jurisdiction; Certain Waivers. This Agreement shall be construed in accordance with and governed by the internal laws (without reference to choice or conflict of laws) of the State of Kansas. Each of the Parties hereto (a) consents to the jurisdiction of any state or federal court located within the State of Kansas, (b) agrees that the exclusive venue for any action arising hereunder shall be in any state or federal court located within the State of Kansas, (c) irrevocably waives any objection that it may have based on improper venue or forum non conveniens to the conduct of any such action or proceeding in any such court, and (d) consents to the service of process upon such Party made in any one or more of the manners in which notices are permitted pursuant to Section 6.1, above. Nothing contained in this Section 6.6 shall affect the right of any Party to serve legal process on the other Party in any other manner permitted by law. The Parties hereto waive all rights to a jury trial in connection with actions arising UNDER this Agreement.

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6.7           Arbitration. Except for any action seeking the exercise of the injunctive or other equitable powers of a court of competent jurisdiction, all disputes arising under or in connection with this Agreement shall be resolved by binding arbitration before a single arbitrator under the rules then obtaining of the American Arbitration Association. The arbitration shall be held in Kansas City, Kansas. The decision of the arbitrator shall be final and binding, and judgment thereon may be entered in a court of competent jurisdiction. The arbitrator, in his or her discretion, may award to the prevailing Party the costs and fees of the arbitration.

6.8           Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and their respective heirs, successors and assigns, provided that Consultant may not delegate his duties hereunder except with the prior written consent of the Company, which may be withheld, conditioned or delayed in the sole discretion of the Company.

6.9           Severability. If any provision of this Agreement is for any reason found to be ineffective, unenforceable, or illegal by any court having jurisdiction, such condition shall not affect the validity or enforceability of any of the remaining portions hereof, unless it deprives any Party hereto of any material right or license held by such Party under this Agreement. The Parties shall negotiate in good faith to replace any such ineffective, unenforceable or illegal provisions as soon as is practicable, and the substituted provision shall, as closely as possible, have the same economic effect as the eliminated provision.

6.10         Waiver. No waiver of any term, provision or condition of this Agreement, the breach or default thereof, by conduct or otherwise, in one or more instances shall be deemed to be either a continuing waiver or a waiver of a subsequent breach or default of any such term, provision or condition of this Agreement. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

6.11         Construction. This Agreement is the result of negotiations between the Parties and neither of the Parties entering into this Agreement has acted under any duress or compulsion, whether legal, economic or otherwise. The Parties hereby waive the application of any rule of law that ambiguous or conflicting terms or provisions should be construed against the Party who (or whose attorney) prepared this Agreement or any earlier draft of the same. In this Agreement, the word "Person" includes any individual, company, trust or other legal entity of any kind, and the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular the plural. Unless otherwise expressly indicated herein, the words "hereof," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to "Section" herein shall refer to the sections and paragraphs of this Agreement unless specifically stated otherwise. The section and other headings, if any, contained in this Agreement are inserted for convenience of reference only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement.

[Signatures appear on the following page.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Securities and Asset Purchase Agreement, effective on the date set forth above.

"Company:"	"Member:"

EnerJex Resources, Inc., a Nevada corporation

By
Robert G. Watson, Jr., Chief Executive Officer	James D. Loeffelbein

Date	Date

Address, Facsimile No. & Email for Notices:	Address, Facsimile No. & Email for Notices:

EnerJex Resources, Inc.	10380 W 179th Street
4040 Broadway, Suite 508	Bucyrus, KS 66013
San Antonio, Texas 78209
Facsimile:
Facsimile: (210) 463-9297	Telephone: (913) 232-3687
Telephone: (210) 451-5545	Email: jimloeffelbein@gmail.com
Email: rwatson@enerjexresources.com

"Enutroff:"

Enutroff, LLC, a Nevada limited liability company

By
James D. Loeffelbein, its Manager

Address, Facsimile No. & Email for Notices:

10380 W 179th Street
Bucyrus, KS 66013

Facsimile:
Telephone: (913) 232-3687
Email: jimloeffelbein@gmail.com

11

Exhibit A

to

Securities and Asset Purchase and Sale

Wiring Instructions for Delivery of Cash Closing Payment

Cornerstone Bank

9120 West 135th Street

Overland Park, KS 66221

ABA # 101014953

Credit to Account # 1005230

Account Name: Enutroff, LLC (James Loeffelbein)

Exhibit B

to

Securities and Asset Purchase and Sale

Unsecured Promissory Note

Exhibit C

to

Securities and Asset Purchase and Sale

Wiring Instructions for Delivery of JIB Account Payable

Texas Capital Bank

Dallas Texas

EnerJex Kansas Inc.

Routing # 111017979

Account # 3111012088

Exhibit D

to

Securities and Asset Purchase Agreement

Stock Assignment Separate from Certificate

(see next page)

STOCK ASSIGNMENT

(Separate from Certificate)

THE UNDERSIGNED hereby sells, assigns and transfers unto EnerJex Resources, Inc., a Nevada corporation ("Assignee"), Two Million (2,000,000) shares of the Common Stock of EnerJex Resources, Inc., a Nevada corporation (the "Corporation"), standing in the name of Enutroff, LLC, a Nevada limited liability company, and represented on the books of the Corporation by Stock Certificate No(s). 23531, 23532, 23533, and 23534, and does hereby irrevocably constitute and appoint the Secretary of the Corporation as its attorney-in-fact (with full power of substitution) to transfer such stock to Assignee on the books of the Corporation.

Enutroff, LLC, a Nevada limited liability company

By
Date		James D. Loeffelbein, Manager

Exhibit E-1

to

Securities and Asset Purchase Agreement

Assignment—Previously Conveyed Interests

Exhibit E-2

to

Securities and Asset Purchase Agreement

Assignment—Subsequent Interests

(see following page)

Quitclaim Assignment

(Subsequent Interests)

This Quitclaim Assignment (the "Assignment"), is made and executed, effective as of November 30, 2012 (the "Effective Date"), by and among James D. Loeffelbein ("Member"), and Enutroff, LLC, a Nevada limited liability company ("Enutroff" and, together with Member, the "Assignor"), and EnerJex Resources, Inc., a Nevada corporation ("Assignee"), with reference to the following facts:

Recitals:

A.           Concurrently herewith, Assignor and Assignee are executing that certain Securities and Asset Purchase Agreement dated effective as of the Effective Date hereof (the "Purchase Agreement"), pursuant to which, inter alia, Assignor has agreed to relinquish all right, title, and interest in, and all rights to receive a conveyance of, the "Subsequent Interests" described in that Purchase Agreement.

B.           The parties have agreed to execute this Assignment to memorialize Assignor's assignment to Assignee of all such rights in those Subsequent Interests.

Assignment

Now, Therefore, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Assignment. Assignor does hereby:

1.1           Quitclaim, release, and assign to Assignee all right, title, and interest that Assignor may have in or to the Subsequent Interests; and

1.2           Waive and release Assignee from any obligation that Assignee may have had under the Modification Agreement and any agreement, document or instrument described therein to convey to Assignor title to any of the Subsequent Interests.

2.          Miscellaneous. This Assignment is intended to effectuate the terms of the Purchase Agreement, and is not intended and shall not be construed to modify or amend the Purchase Agreement in any manner, and in the event of any conflict between this Assignment and the Purchase Agreement, the terms of the Purchase Agreement shall control. This Assignment may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Assignment that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties hereto have executed this Securities and Asset Purchase Agreement, effective on the date set forth above.

"Member:"	"Company:"

EnerJex Resources, Inc., a Nevada corporation

By
James D. Loeffelbein	Robert G. Watson, Jr., Chief Executive Officer

Date	Date

"Enutroff:"

Enutroff, LLC, a Nevada limited liability company

By
James D. Loeffelbein, its Manager

Date

Exhibit F

to

Securities and Asset Purchase Agreement

Assignment—Mauslein Working Interest

Exhibit G

to

Securities and Asset Purchase Agreement

Assignment—Wakefield Working Interest

Exhibit H

to

Securities and Asset Purchase Agreement

Assignment—Participation Rights

(see next page)

Quitclaim Assignment

(Participation Rights)

This Quitclaim Assignment (the "Assignment"), is made and executed, effective as of November 30, 2012 (the "Effective Date"), by and among James D. Loeffelbein ("Member"), and Enutroff, LLC, a Nevada limited liability company ("Enutroff" and, together with Member, the "Assignor"), and EnerJex Resources, Inc., a Nevada corporation ("Assignee"), with reference to the following facts:

Recitals:

C.           Concurrently herewith, Assignor and Assignee are executing that certain Securities and Asset Purchase Agreement dated effective as of the Effective Date hereof (the "Purchase Agreement"), pursuant to which, inter alia, Assignor has agreed to relinquish all right, title, and interest in, and all rights to receive a conveyance of, the "Participation Rights" described in that Purchase Agreement.

D.           The parties have agreed to execute this Assignment to memorialize Assignor's assignment to Assignee of all such rights in those Participation Rights.

Assignment

Now, Therefore, the parties hereto, intending to be legally bound, do hereby agree as follows:

3.          Assignment. Assignor does hereby:

3.1           Quitclaim, release, and assign to Assignee all right, title, and interest that Assignor may have in or to the Participation Rights; and

3.2           Waive and release Assignee from any obligation that Assignee may have had under the Modification Agreement and any agreement, document or instrument described therein to convey to Assignor title to any of the Participation Rights.

4.          Miscellaneous. This Assignment is intended to effectuate the terms of the Purchase Agreement, and is not intended and shall not be construed to modify or amend the Purchase Agreement in any manner, and in the event of any conflict between this Assignment and the Purchase Agreement, the terms of the Purchase Agreement shall control. This Assignment may be executed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same instrument, binding on each signatory thereto. A copy of this Assignment that is executed by a party and transmitted by that party to the other party by facsimile or as an attachment (e.g., in ".tif" or ".pdf" format) to an email shall be binding upon the signatory to the same extent as a copy hereof containing that party's original signature.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the Parties hereto have executed this Securities and Asset Purchase Agreement, effective on the date set forth above.

"Member:"	"Company:"

EnerJex Resources, Inc., a Nevada corporation

By
James D. Loeffelbein	Robert G. Watson, Jr., Chief Executive Officer

Date	Date

"Enutroff:"

Enutroff, LLC, a Nevada limited liability company

By
James D. Loeffelbein, its Manager

Date